SCHEDULE 14A

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-12


                           WILLAMETTE INDUSTRIES, INC.

                             -----------------------

                (Name of Registrant as Specified in its Charter)
                             -----------------------

                              WEYERHAEUSER COMPANY

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)  Proposed maximum aggregate value of transactions:
     (5)  Total fee paid:
----------
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing. (1) Amount Previously Paid:
    (2)  Form, Schedule or Registration Statement No.:
    (3)  Filing Party:
    (4)  Date Filed:

                     [Weyerhaeuser Company letterhead]


                                                               May 31, 2001

Dear Willamette Shareholder:

                              BREAK THE LOGJAM
                      ELECT THE WEYERHAEUSER NOMINEES

Weyerhaeuser has repeatedly stated that if Willamette is prepared to negotiate a definitive merger agreement promptly, Weyerhaeuser is willing to increase its offer above $50 per share. Weyerhaeuser believes that, by refusing to negotiate an increased price, the Willamette board and management have made it crystal clear that the company is simply not for sale at any price. The only way to break this logjam is to elect the Weyerhaeuser nominees at Willamette's June 7th Annual Meeting.

     "WE DO BELIEVE, HOWEVER, THAT THE WILLAMETTE BOARD APPEARS TO HAVE LOST SIGHT OF THE FIDUCIARY RESPONSIBILITY IT OWES TO ITS SHAREHOLDERS AND, FOR THAT REASON, ITS CREDIBILITY AS WELL."

     "MANAGEMENT HAS CONSISTENTLY REFUSED TO NEGOTIATE WITH WEYERHAEUSER, HAS NOT GIVEN ANY INDICATION OF A PRICE IT MIGHT ACCEPT, AND HAS NOT LOOKED FOR OTHER BUYERS. INSTEAD, THE BOARD'S STRATEGY SEEMS TO BE CONCENTRATED UPON ITS OWN SURVIVAL."

     "WE RECOMMEND THAT SHAREHOLDERS VOTE FOR THE WEYERHAEUSER NOMINEES ON THE GOLD PROXY BALLOT."

                                                    Proxy Monitor, 5.24.01*


     "EVEN WITHOUT THE ISS ANNOUNCEMENT, WE THINK MOST NONALIGNED
     WILLAMETTE SHAREHOLDERS WOULD HAVE VOTED THE WEYERHAEUSER SLATE IN ORDER TO KEEP THEIR OPTIONS OPEN. IN THE MIDST OF A GLOBAL ECONOMIC SLOWDOWN, WHY WOULDN'T YOU WANT UPSIDE OPTIONS BEYOND THE CYCLE?"

           FIRST CALL, Deutsche Banc Alex. Brown Inc.: Mark Wilde, 5.24.01*

     "METRICS ASIDE, IT IS WILLAMETTE'S STONEWALLING THAT HAS KEPT WEYERHAEUSER FROM IMPROVING ITS BID."

     "WE BELIEVE [WILLAMETTE'S] MANAGEMENT HAS MADE ITS POSITION ABUNDANTLY
     CLEAR: IT IS SIMPLY NOT INTERESTED IN SELLING. BUT IN REMAINING UNYIELDING TOWARDS NEGOTIATING WITH WEYERHAEUSER, WILLAMETTE HAS SHOWN A HIGH DEGREE OF DISREGARD FOR THE WISHES OF ITS OWN SHAREHOLDERS, AS EXPRESSED IN THEIR RESPONSE TO THE TENDER OFFER."

     "IN THE FACE OF THE COMPANY'S TAKEOVER DEFENSES, WE BELIEVE THAT SHAREHOLDERS DESIROUS OF OBTAINING ANY DEAL--BE IT WITH WEYERHAEUSER OR ANOTHER PARTY--HAVE NO OTHER RECOURSE THAN TO ELECT THE
     WEYERHAEUSER NOMINEES."

                               Institutional Shareholder Services, 5.22.01*

     "WE BELIEVE THAT WILLAMETTE INVESTORS SHOULD VOTE FOR THE WEYERHAEUSER SLATE OF DIRECTORS. IN DOING SO, THEY WILL PRESERVE THE POTENTIAL FOR A HIGHER OFFER PRICE AND AN EVENTUAL DEAL. WE DO NOT BELIEVE THAT WILLAMETTE HAS PRESENTED A CREDIBLE ALTERNATIVE TO THE WEYERHAEUSER PLAN."

            FIRST CALL, Credit Suisse First Boston: Mark Connelly, 5.21.01*



------------------------
* PERMISSION TO USE QUOTATIONS NEITHER SOUGHT NOR OBTAINED.

                IF THE WEYERHAEUSER NOMINEES ARE NOT ELECTED
                         WE WILL WITHDRAW OUR OFFER

              VOTE GOLD NOW TO TAKE CONTROL OF YOUR INVESTMENT


Weyerhaeuser believes that the only way to facilitate a transaction between Weyerhaeuser and Willamette is to elect the Weyerhaeuser nominees to Willamette's board. If the Weyerhaeuser slate is elected at the June 7th meeting and Willamette continues to refuse to negotiate, we intend to nominate a slate of directors for election at Willamette's 2002 Annual Meeting. HOWEVER, IF THE WEYERHAEUSER NOMINEES ARE NOT ELECTED ON JUNE 7TH, WE WILL WITHDRAW OUR OFFER, SINCE IT WILL TAKE AT LEAST TWO MORE YEARS, UNTIL THE 2003 ANNUAL MEETING, TO EFFECT A TRANSACTION NOT APPROVED BY THE CURRENT WILLAMETTE BOARD.

Very truly yours,

/s/ Steven R. Rogel
Steven R. Rogel
Chairman, President and Chief Executive Officer


Whether or not you plan to attend the 2001 Annual Meeting, we urge you to vote FOR the election of the Weyerhaeuser nominees by signing, dating and returning the enclosed GOLD proxy card TODAY.

Remember, if you hold your Willamette shares with a brokerage firm or bank, only they can exercise voting rights with respect to your shares and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly contact the person responsible for your account and give instructions to vote the GOLD proxy card FOR the election of the Weyerhaeuser nominees.

IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE IN THE LAST-MINUTE VOTING OF YOUR SHARES, PLEASE CALL OUR PROXY SOLICITOR, INNISFREE M&A INCORPORATED, AT 1-877-750-5838 (TOLL-FREE).

                           IMPORTANT INFORMATION

Company Holdings, Inc. ("CHI"), a wholly owned subsidiary of Weyerhaeuser Company, has commenced a tender offer for all the outstanding shares of common stock of Willamette Industries, Inc. at $50.00 per share, net to the seller in cash, without interest. The offer currently is scheduled to expire at 12:00 midnight, New York City time, on Thursday, June 7, 2001. CHI may extend the offer. If the offer is extended, CHI will notify the depositary for the offer and issue a press release announcing the extension on or before 9:00 a.m. New York City time on the first business day following the date the offer was scheduled to expire.

TO ALL WILLAMETTE SHAREHOLDERS:

                              BREAK THE LOGJAM
                      ELECT THE WEYERHAEUSER NOMINEES

Weyerhaeuser has repeatedly stated that if Willamette is prepared to negotiate a definitive merger agreement promptly, Weyerhaeuser is willing to increase its offer above $50 per share. Weyerhaeuser believes that, by refusing to negotiate an increased price, the Willamette board and management have made it crystal clear that the company is simply not for sale at any price. The only way to break this logjam is to elect the Weyerhaeuser nominees at Willamette's June 7th Annual Meeting.

     "EVEN WITHOUT THE ISS ANNOUNCEMENT, WE THINK MOST NONALIGNED
     WILLAMETTE SHAREHOLDERS WOULD HAVE VOTED THE WEYERHAEUSER SLATE IN ORDER TO KEEP THEIR OPTIONS OPEN. IN THE MIDST OF A GLOBAL ECONOMIC SLOWDOWN, WHY WOULDN'T YOU WANT UPSIDE OPTIONS BEYOND THE CYCLE?"

           FIRST CALL, Deutsche Banc Alex. Brown Inc.: Mark Wilde, 5.24.01*

     "WE BELIEVE THAT WILLAMETTE INVESTORS SHOULD VOTE FOR THE WEYERHAEUSER SLATE OF DIRECTORS. IN DOING SO, THEY WILL PRESERVE THE POTENTIAL FOR A HIGHER OFFER PRICE AND AN EVENTUAL DEAL. WE DO NOT BELIEVE THAT WILLAMETTE HAS PRESENTED A CREDIBLE ALTERNATIVE TO THE WEYERHAEUSER PLAN."

            FIRST CALL, Credit Suisse First Boston: Mark Connelly, 5.21.01*

     "METRICS ASIDE, IT IS WILLAMETTE'S STONEWALLING THAT HAS KEPT WEYERHAEUSER FROM IMPROVING ITS BID."

     "WE BELIEVE [WILLAMETTE'S] MANAGEMENT HAS MADE ITS POSITION ABUNDANTLY
     CLEAR: IT IS SIMPLY NOT INTERESTED IN SELLING. BUT IN REMAINING UNYIELDING TOWARDS NEGOTIATING WITH WEYERHAEUSER, WILLAMETTE HAS SHOWN A HIGH DEGREE OF DISREGARD FOR THE WISHES OF ITS OWN SHAREHOLDERS, AS EXPRESSED IN THEIR RESPONSE TO THE TENDER OFFER."

     "IN THE FACE OF THE COMPANY'S TAKEOVER DEFENSES, WE BELIEVE THAT SHAREHOLDERS DESIROUS OF OBTAINING ANY DEAL--BE IT WITH WEYERHAEUSER OR ANOTHER PARTY--HAVE NO OTHER RECOURSE THAN TO ELECT THE
     WEYERHAEUSER NOMINEES."

                               Institutional Shareholder Services, 5.22.01*

     "WE DO BELIEVE, HOWEVER, THAT THE WILLAMETTE BOARD APPEARS TO HAVE LOST SIGHT OF THE FIDUCIARY RESPONSIBILITY IT OWES TO ITS SHAREHOLDERS AND, FOR THAT REASON, ITS CREDIBILITY AS WELL."

     "MANAGEMENT HAS CONSISTENTLY REFUSED TO NEGOTIATE WITH WEYERHAEUSER, HAS NOT GIVEN ANY INDICATION OF A PRICE IT MIGHT ACCEPT, AND HAS NOT LOOKED FOR OTHER BUYERS. INSTEAD, THE BOARD'S STRATEGY SEEMS TO BE CONCENTRATED UPON ITS OWN SURVIVAL."

     "WE RECOMMEND THAT SHAREHOLDERS VOTE FOR THE WEYERHAEUSER NOMINEES ON THE GOLD PROXY BALLOT."

                                                    Proxy Monitor, 5.24.01*

                IF THE WEYERHAEUSER NOMINEES ARE NOT ELECTED
                         WE WILL WITHDRAW OUR OFFER

Weyerhaeuser believes that the only way to facilitate a transaction between Weyerhaeuser and Willamette is to elect the Weyerhaeuser nominees to Willamette's board. If the Weyerhaeuser slate is elected at the June 7th meeting and Willamette continues to refuse to negotiate, we intend to nominate a slate of directors for election at Willamette's 2002 Annual Meeting. HOWEVER, IF THE WEYERHAEUSER NOMINEES ARE NOT ELECTED ON JUNE 7TH, WE WILL WITHDRAW OUR OFFER, SINCE IT WILL TAKE AT LEAST TWO MORE YEARS, UNTIL THE 2003 ANNUAL MEETING, TO EFFECT A TRANSACTION NOT APPROVED BY THE CURRENT WILLAMETTE BOARD.

              VOTE GOLD NOW TO TAKE CONTROL OF YOUR INVESTMENT

                        [Weyerhaeuser Company logo]

     To support the Weyerhaeuser nominees, ignore the green proxy card. You must use the GOLD card to vote for the Weyerhaeuser nominees.
    If you have any questions or require assistance with the last-minute execution of your GOLD proxy card, please call our proxy solicitor,
        INNISFREE M&A INCORPORATED, at 1-877-750-5838 (toll-free).

Company Holdings, Inc.("CHI"), a wholly owned subsidiary of Weyerhaeuser Company, has commenced a tender offer for all the outstanding shares of common stock of Willamette Industries, Inc. at $50.00 per share, net to the seller in cash, without interest. The offer currently is scheduled to expire at 12:00 midnight, New York City time, on Thursday, June 7, 2001. CHI may extend the offer. If the offer is extended, CHI will notify the depositary for the offer and issue a press release announcing the extension on or before 9:00 a.m. New York City time on the first business day following the date the offer was scheduled to expire.

*PERMISSION TO USE QUOTATIONS NEITHER SOUGHT NOR OBTAINED        June 1, 2001